Exhibit 10.2

OMNIBUS AGREEMENT

This Agreement (the “Agreement”) is entered into as of March 1, 2024 (the “Effective Date”), by and between Safety Shot, Inc., a Delaware corporation (the “Company”), Brian John, Dr. Glynn Wilson (together with Mr. John, the “Stockholders”), Jarrett Boon and John Gulyas.

WHEREAS, as of the Effective Date, Mr. John has, among other securities of the Company, beneficial ownership of (i) 1,000,000 options of the Company each representing the right to acquire one share of Common Stock, par value $0.001, of the Company (the “Common Stock”), at an exercise price of $0.84 per share (the “John $0.84 Options”), and (ii) 900,000 options of the Company each representing the right to acquire one share of Common Stock at $1.30 per share (together with the John $0.84 Options, the “John Options”);

WHEREAS, as of the Effective Date, Dr. Wilson has, among other securities of the Company, beneficial ownership of (i) 900,000 options of the Company each representing the right to acquire one share of Common Stock at an exercise price of $1.30 per share (the “Wilson $1.30 Options”), (ii) 1,000,000 options of the Company each representing the right to acquire one share of Common Stock at an exercise price of $0.76 per share (together with the Wilson $1.30 Options, the “Wilson Options” and, together with the John Options, the “Options”);

WHEREAS, Mr. John has concurrently entered into the Leak-Out Agreement, dated as of March 1, 2024, attached hereto as Exhibit A;

WHEREAS, Dr. Wilson has concurrently entered into the Leak-Out Agreement, dated as of March 1, 2024, attached hereto as Exhibit B;

WHEREAS, Mr. Gulyas and Mr. Boon are parties to this Agreement solely with respect to Section 1, 2, 7, 8, 9, 10, 11, 12, 13, 14, and 15, and, for the avoidance of doubt, Mr. Gulyas and Mr. Boon have no involvement with the remaining Sections of this Agreement, which are between the other Parties hereto.

NOW, THEREFORE, in consideration of the promises, covenants and agreements herein contained, the parties agree as follows:

SECTION 1. Definitions

In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.

“Affiliate” shall have the meaning ascribed in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

“beneficial ownership” shall have the meaning ascribed in Rule 13d-3 of the rules promulgated under the Exchange Act.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home,” “shelter-in-place,” “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally open for use by customers on such day.

“Convertible Securities” means any capital stock or other security of the Company or any of its subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its subsidiaries.

“Initial Holders” shall mean those holders of the Company’s options identified in Schedule I attached to this agreement.

“Holder” or “Holders” shall mean any one or all of the Initial Holders and Remaining Holders.

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act of 1934, as amended (the “Exchange Act”)), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Principal Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date(s) in question: the NASDAQ Capital Market or subsequently the NYSE, the NYSE Euronext, NYSE American, the NASDAQ Global Market, the NASDAQ Global Select Market or the OTC QB or QX.

“Remaining Holders” shall mean those holders of the Company’s options identified in Schedule II attached to this agreement.

SECTION 2. purchase of Stocholder Options.

2.1 Jarrett Boon hereby agrees to purchase from Mr. John, and Mr. John hereby agrees to sell, assign and transfer to Mr. Boon, all of Mr. John’s right, title and interest in and to the John Options for an aggregate purchase price of $190,000 (the “John Purchase Amount”). Within two Business days of the Effective Date, the Company shall transfer such options on its books and Mr. Boon will deliver to Mr. John the John Purchase Amount via wire transfer of immediately available funds to the account of Mr. John’s choosing (the “John Closing”). Upon the John Closing, Mr. John shall no longer have any rights as a holder of the John Options.

2.2 John Gulyas hereby agrees to purchase from Dr. Wilson, and Dr. Wilson hereby agrees to sell, assign and transfer to Mr. Gulyas, all of Dr. Wilson’s right, title and interest in and to the Wilson Options for an aggregate purchase price of $190,000 (the “Wilson Purchase Amount”). Within two Business days of the Effective Date, the Company shall transfer such options on its books and Mr. Gulyas will deliver to Dr. Wilson the Wilson Purchase Amount via wire transfer of immediately available funds to the account of Dr. Wilson’s choosing (the “Wilson Closing”). Upon the Wilson Closing, Dr. Wilson shall no longer have any rights as a holder of the Wilson Options.

2.3 In connection with the transactions provided for in this Section 2, Mr. John represents and warrants to Mr. Boon and Dr. Wilson represents and warrants to Mr. Gulyas as follows.

(i) Authorization. The Stockholders have all necessary power and authority to execute, deliver and perform the Stockholders’ obligations under this Section 2 and all agreements, instruments and documents contemplated hereby and to sell and deliver the Option, and this Agreement constitutes a valid and binding obligation of the Stockholders.

(ii) No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated in this Section 2 will not result in a breach by the Stockholders of, or constitute a default by the Stockholders under, any agreement, instrument, decree, judgment or order to which the Stockholders are a party or by which the Stockholders may be bound.

(iii) Experience and Evaluation. By reason of the Stockholders’ business or financial experience or the business or financial experience of the Stockholders’ professional advisers who are unaffiliated with the Company and who are not compensated by the Company, the Stockholders have the capacity to protect the Stockholders’ own interests in connection with the sale of the Options. The Stockholders are capable of evaluating the potential risks and benefits of the sale hereunder of the Options.

(iv) Access to Information. The Stockholders have received all the information that the Stockholders consider necessary or appropriate for deciding whether to sell the Options hereunder and perform the other transactions contemplated hereby. The Stockholders further represent that the Stockholders have had an opportunity to ask questions and receive answers from the Company regarding the business, properties, prospects and financial condition of the Company and to seek from the Company such additional information as the Stockholders have deemed necessary to verify the accuracy of any such information furnished or otherwise made available to the Stockholders by or on behalf of the Company.

(v) No Future Participation. The Stockholders acknowledge that the Stockholders will have no future participation in any Company gains, losses, profits or distributions with respect to the Options. If the Options increase in value by any means, the Stockholders acknowledge that the Stockholders are voluntarily forfeiting any opportunity to share in any resulting increase in value from the Options.

(vi) Tax Matters. The Stockholders have had an opportunity to review with the Stockholders’ tax advisers the federal, state, local and foreign tax consequences of the transactions contemplated by this Section 2. The Stockholders are relying solely on such advisers and not on any statements or representations of the Company or any of its agents. The Stockholders understand that the Stockholders (and not the Company) shall be responsible for the Stockholders’ tax liability and any related interest and penalties that may arise as a result of the transactions contemplated by this Section 2.

SECTION 3. Rule 144 Sales

3.1 The Company shall cooperate with Mr. John and Dr. Wilson to cause the removal of all restrictive legends on shares of Common Stock being properly sold by either Mr. John or Dr. Wilson pursuant to Rule 144 (“Rule 144”) under the Securities Act, including, within five (5) Business Days of either Mr. John or Dr. Wilson’s request, causing its legal counsel to deliver the necessary legal opinions, if any, to the Company’s transfer agent in connection with the instruction to remove the restrictive legends upon the receipt of such supporting documentation, if any, as reasonably requested by such counsel.

SECTION 4. Registration

4.1 The Company agrees that, (i) following the effectiveness of the Registration Statement on Form S-1 (File No. 333-258005) and the subsequent exercise of 10,000,000 of the Company’s warrants registered pursuant to that Registration Statement, the Company file with the SEC (at the Company’s sole cost and expense) a registration statement on Form S-8 (the “Initial Registration Statement”) registering both the initial issuance of the Common Stock underlying all of the options shown on Schedule I attached hereto held by each of the Initial Holders (the “Initial Underlying Shares”) and the resale of the Underlying Shares held by every Holder of the Initial Underlying Shares who is an Affiliate (the “Initial Affiliated Holders”) of the Company (the “Initial Affiliated Shares”) within three (3) Business Days and (ii) prior to December 31, 2024, the Company will file with the SEC (at the Company’s sole cost and expense) a registration statement on Form S-8 (the “Remainder Registration Statement” and, together with the Initial Registration Statement, the “Registration Statements”) registering both the initial issuance of the Common Stock underlying all of the options shown on Schedule II attached hereto held by each of the Remaining Holders (the “Remaining Underlying Shares” and, together with the Initial Underlying Shares, the “Underlying Shares”) and the resale of the Underlying Shares held by every Holder who is an Affiliate (the “Remaining Affiliated Holders” and, together with the Initial Affiliated Holders, the “Affiliated Holders”) of the Company (the “Remainder Affiliated Shares” and, together with the Initial Affiliated Shares, the “Affiliated Shares”). The Company will provide a draft of each of the Registration Statements to Mr. John for review at least two (2) Business Days in advance of filing the applicable Registration Statement with the SEC. The Company agrees that the Company will cause each such Registration Statements to remain effective until the earlier of (i) the date on which all of the applicable Underlying Shares have been issued and the applicable Affiliated Shares shall have been resold, or (ii) on the first date on which each Holder can sell all of its applicable Underlying Shares under Rule 144 of the Securities Act without limitation as to the manner of sale or the amount of such securities that may be sold. For as long as the Registration Statements shall remain effective pursuant to the immediately preceding sentence, the Company will use its reasonable best efforts to file all reports, and will provide all customary and reasonable cooperation, necessary to enable the resale of the Affiliated Shares pursuant to the Registration Statements or Rule 144 of the Securities Act, as applicable, qualify the Underlying Shares for listing on the applicable stock exchange, update or amend the Registration Statements as necessary and provide customary notice to Holders. Each of the Holders agrees to disclose its beneficial ownership of Underlying Shares to the Company (or its successor) upon request to assist the Company in making the determination described above. The Company’s obligations to include each Holder’s Underlying Shares in the Registration Statements are contingent upon the Holder furnishing in writing to the Company such information regarding the Holder, the Underlying Shares held by the Holder and, in the case of the Affiliated Holders, the intended method of disposition of the Underlying Shares as shall be reasonably requested by the Company to effect the registration of the Underlying Shares, and, in the case of the Affiliated Holders, executing such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations. The Company may delay filing or suspend the use of either of the Registration Statements if it determines that in order for the applicable Registration Statement to not contain a material misstatement or omission, an amendment thereto would be needed, or if such filing or use could materially affect a bona fide business or financing transaction of the Company or would require premature disclosure of information that could materially adversely affect the Company (each such circumstance, a “Suspension Event”); provided, that, (i) the Company shall not so delay filing or so suspend the use of either Registration Statement for a period of more than sixty (60) consecutive days or more than two (2) times in any three hundred sixty (360) day period and (ii) the Company shall use commercially reasonable efforts to make the applicable Registration Statement available for the sale of the Affiliated Shares as soon as practicable thereafter. Upon receipt of any written notice from the Company (which notice shall not contain any material non-public information regarding the Company) of the happening of any Suspension Event during the period that a Registration Statement is effective or if as a result of a Suspension Event a Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, each Affiliated Holder agrees that (i) it will immediately discontinue offers and sales of the Affiliated Shares under the applicable Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the undersigned receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena. If so directed by the Company, the Affiliated Holders will deliver to the Company or, in the Affiliated Holder’s sole discretion, destroy all copies of the prospectus covering the Affiliated Shares in the undersigned’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Affiliated Shares shall not apply (i) to the extent an Affiliated Holder is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

4.2 The Company shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless each Affiliated Holder, the officers, directors, agents, partners, members, managers, stockholders, affiliates, employees and investment advisers of each such Affiliated Holder, each person who controls such Affiliated Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, stockholders, agents, affiliates, employees and investment advisers of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”) that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained (or incorporated by reference) in the Registration Statements, any prospectus included in the Registration Statements or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 4, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding the undersigned furnished in writing to the Company by an Affiliated Holder expressly for use therein. The Company shall notify the applicable Affiliated Holders promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 4 of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the sale of the Underlying Shares by any Holder. Notwithstanding the forgoing, the Company’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by the Company in a timely manner or (B) in connection with any offers or sales effected by or on behalf of the undersigned in violation of this Agreement.

4.3 The Affiliated Holders shall, severally and not jointly with any other Affiliated Holders in the offering, indemnify and hold harmless the Company, its directors, officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in any Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding the Affiliated Holders furnished in writing to the Company by the Affiliated Holders expressly for use therein. In no event shall the liability of Affiliated Holders be greater in amount than the dollar amount of the net proceeds received by the undersigned upon the sale of the Affiliated Shares giving rise to such indemnification obligation. Notwithstanding the forgoing, the undersigned’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Affiliated Holder (which consent shall not be unreasonably withheld or delayed).

SECTION 5. Employment Agreement

5.1 The Company and Mr. John desire to amend Mr. John’s employment agreement with the Company dated as of May 1, 2023 (the “Employment Agreement”) on the terms and conditions set forth in this Section 5.

5.2 The Investment Bonus (as defined in the Employment Agreement) shall be allocated, shared and distributed to Mr. John as follows:

●	10% of the net proceeds of all sales of equity securities by SRM Entertainment, Inc. and Chijet Motor Company, Inc. received by the Company through December 31, 2026. Such proceeds shall be paid to Mr. John on a weekly basis based upon proceeds received each week;

5.3 Except as expressly provided in this Section 5, all other the terms and provisions of the Employment Agreement are and shall remain unchanged and in full force and effect, on the terms and subject to the conditions set forth therein. This Agreement does not constitute, directly or by implication, an amendment or waiver of any provision of the Employment Agreement, or any other right, remedy, power or privilege of any party, except as expressly set forth herein. If any provision of the Employment Agreement is materially different from or inconsistent with any provision of this Amendment, the provision of this Amendment shall control, and the provision of the Employment Agreement shall, to the extent of such difference or inconsistency, be disregarded.

SECTION 6. Successors And Assigns.

6.1 Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Repurchased Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

SECTION 7. GOVERNING Law.

7.1 This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, except the choice-of-law provisions thereof.

SECTION 8. Confidentiality.

8.1 The Stockholders agree that they will keep confidential and will not disclose or use for any purpose any information about the terms of this Agreement and the transactions contemplated hereby and any confidential information regarding the Company obtained in connection herewith, unless any such information (a) is known or becomes known to the public in general (other than as a result of a breach of this Agreement by the disclosing party), (b) is or has been independently developed or conceived by the Stockholders without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the disclosing party by a third party without a breach of any confidentiality obligations by such third party; provided, however, that the Stockholders may disclose such information (i) to their attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with the transfer of the Repurchased Shares or (ii) as may be required by law, provided that the disclosing party promptly notifies the other parties hereto in advance of such disclosure and agrees to cooperate to take reasonable steps to minimize the extent of any such required disclosure.

SECTION 9. ENTIRE AGREEMENT.

9.1 This Agreement contains the entire understanding of the parties, and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof, except as expressly referred to herein.

SECTION 10. aMENDMENTS and WAIVERS.

10.1 Any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Stockholders and the Company.

SECTION 11. FURTHER ACTION.

11.1 Each party hereto agrees to execute any additional documents and to take any further action as may be necessary or desirable in order to implement the transactions contemplated by this Agreement.

SECTION 12. SURVIVAL.

12.1 The representations and warranties herein shall survive the Closing.

SECTION 13. SEVERABILITY.

13.1 Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

SECTION 14. NOTICES.

14.1 All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) when delivered by email, with affirmative confirmation of receipt, (c) when sent by confirmed facsimile, if sent during normal business hours of the recipient or, if not, then on the next Business Day, (d) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (e) one day after deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 14).

SECTION 15. COUNTERPARTS.

15.1 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

In Witness Whereof, each of the parties has executed this Stock Repurchase Agreement as of the day and year first above written.

SAFETY SHOT, INC.

By:
Name:	[ ]
Title:	[ ]

STOCKHOLDERS

Brian John

Dr. Glynn Wilson

BRIAN JOHN, AS REPRESENTATIVE OF THE HOLDERS

Brian John

Jarrett Boon

John Gulyas

EXHIBIT A

LEAK OUT AGREEMENT

This LEAK-OUT AGREEMENT (the “Agreement”) is made as of March 1, 2024 (the “Effective Date”) by and between Safety Shot, Inc., a Delaware corporation, (the “Company”), and Brian S. John the undersigned holder of common stock (the “Stockholder”) of the Company.

WHEREAS, to ensure the development of an orderly trading market in the Company’s common stock, the Company and the undersigned intend to enter into this Agreement that provides the circumstances under which the undersigned may sell or otherwise dispose of shares of the Company’s securities; and

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the undersigned Stockholder agree as follows:

Twelve Month Leakout on Sales or Transfers. The Stockholder, hereby agrees that for a period of twelve (12) months from the date of this Agreement (the “Leakout Period”), the Stockholder will only sell shares of the common stock of the Company (“SHOT Common Stock”) (the “Leak-out Shares”) pursuant to the terms of this Agreement.

Restrictions on Sales; Volume Limitations. Upon signing of this Agreement the Stockholder shall have the right to effect open market sales of his Common Stock in an aggregate amount equal to five percent (5%) of the total daily trading volume, of the Common Stock (“Sellable Shares”).

Sellable Share amounts are not cumulative. If the Stockholder waives his rights at any time during the Leak-out Period, the calculated Sellable Share amounts for those Periods, shall not be accrued and added to Sellable Shares amounts, in a future period.

The Stockholder agrees to Effect sales of the Leak-out Shares through a broker, in compliance with this Leak-Out Agreement.

Governing Law; Venue. This Agreement will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of Florida, without regard to the conflict of laws principles thereof. Each of the Parties: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement will be instituted exclusively in the Courts located in the County of Palm Beach, in the State of Florida, or in the United States District Court located in Ft Lauderdale, Florida, (ii) waives any objection that if may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the Courts located in the County of Palm Beach, in the State of Florida, or in the United States District Court located in Ft. Lauderdale, Florida in any such suit, action or proceeding.

Binding Effect. This Agreement will be binding upon and inure to the benefit of the Company, its successors and assigns and to the Stockholder and their respective permitted heirs, personal representatives, successors and assigns.

Entire Understanding. This Agreement sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and the transactions contemplated hereby and supersedes all prior written and oral agreements, arrangements and understandings relating to the subject matter hereof. This Agreement may not be changed orally, but may only be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

Counterparts. This Agreement may be executed by facsimile and in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, of the parties hereto.

IN WITNESS WHEREOF, this Agreement has been signed as of the date first above written.

Safety Shot, Inc.

By:	/s/ Brian John
Name:	Jarrett Boon
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the undersigned have caused this Leak-Out Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Stockholder:		Brian S. John

Signature of Authorized Signatory of Stockholder:		/s/ Brian John
	Name:	Brian S. John

EXHIBIT B

LEAK OUT AGREEMENT

This LEAK-OUT AGREEMENT (the “Agreement”) is made as of March 1, 2024 (the “Effective Date”) by and between Safety Shot, Inc., a Delaware corporation, (the “Company”), and Glynn Wilson the undersigned holder of common stock (the “Stockholder”) of the Company.

WHEREAS, to ensure the development of an orderly trading market in the Company’s common stock, the Company and the undersigned intend to enter into this Agreement that provides the circumstances under which the undersigned may sell or otherwise dispose of shares of the Company’s securities; and

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the undersigned Stockholder agree as follows:

Twelve Month Leakout on Sales or Transfers. The Stockholder, hereby agrees that for a period of twelve (12) months from the date of this Agreement (the “Leakout Period”), the Stockholder will only sell shares of the common stock of the Company (“SHOT Common Stock”) (the “Leak-out Shares”) pursuant to the terms of this Agreement.

Restrictions on Sales; Volume Limitations. Upon signing of this Agreement the Stockholder shall have the right to effect open market sales of his Common Stock in an aggregate amount equal to five percent (5%) of the total daily trading volume, of the Common Stock (“Sellable Shares”).

Sellable Share amounts are not cumulative. If the Stockholder waives his rights at any time during the Leak-out Period, the calculated Sellable Share amounts for those Periods, shall not be accrued and added to Sellable Shares amounts, in a future period.

The Stockholder agrees to Effect sales of the Leak-out Shares through a broker, in compliance with this Leak-Out Agreement.

Governing Law; Venue. This Agreement will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of Florida, without regard to the conflict of laws principles thereof. Each of the Parties: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement will be instituted exclusively in the Courts located in the County of Palm Beach, in the State of Florida, or in the United States District Court located in Ft Lauderdale, Florida, (ii) waives any objection that if may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the Courts located in the County of Palm Beach, in the State of Florida, or in the United States District Court located in Ft. Lauderdale, Florida in any such suit, action or proceeding.

Binding Effect. This Agreement will be binding upon and inure to the benefit of the Company, its successors and assigns and to the Stockholder and their respective permitted heirs, personal representatives, successors and assigns.

Entire Understanding. This Agreement sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and the transactions contemplated hereby and supersedes all prior written and oral agreements, arrangements and understandings relating to the subject matter hereof. This Agreement may not be changed orally, but may only be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

Counterparts. This Agreement may be executed by facsimile and in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, of the parties hereto.

IN WITNESS WHEREOF, this Agreement has been signed as of the date first above written.

Safety Shot, Inc.

By:	/s/ Jarrett Boon
Name:	Jarrett Boon
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the undersigned have caused this Leak-Out Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Stockholder:		Glynn Wilson

Signature of Authorized Signatory of Stockholder:		/s/ Glynn Wilson
	Name:	Glynn Wilson

SCHEDULE I

Initial Holders

Name	Amount	Ex Price	Expiration Date

Dr. Hector Alila	33,330	$0.25	9/20/2024
Christopher Melton	33,000	$0.25	9/20/2024
Dr. Hector Alila	33,330	$0.25	9/20/2024
Christopher Melton	33,000	$0.25	9/20/2024
Nancy Kaufman	20,000	$5.59	1/25/2024
Dr. Hector Alila	33,330	$0.25	2/25/2024
Rich Miller	35,600	$4.93	6/29/2024
Doug McKinnon	33,500	$4.48	6/29/2024
Rich Miller	450,000	$1.30	12/5/2026
Nancy Torres Kaufman	25,000	$1.30	12/5/2026
Markita Russell	25,000	$1.30	12/5/2026
George Hall	25,000	$1.30	12/5/2026
Chris Melton	50,000	$0.76	12/29/2027
Nancy Torres Kaufman	50,000	$0.76	12/29/2027
Gary Herman	50,000	$0.76	12/29/2027
Fani Skender	50,000	$0.76	12/29/2027
Markita Russell	100,000	$0.76	12/29/2027
Paul Jones	100,000	$0.76	12/29/2027
Zachary Greave	100,000	$0.76	12/29/2027
Michelle Basantes	50,000	$0.76	12/29/2027
George Hall	50,000	$0.76	12/29/2027

SCHEDULE II

Remaining Holders

Name	Amount	Ex Price	Expiration Date

Brian John	50,800	$4.93	6/29/2024
Dr. Glynn Wilson	33,500	$4.48	6/29/2024
Brian John	152,694	$1.77	8/18/2026
Rich Miller	152,694	$1.77	8/18/2026
Dr. Glynn Wilson	152,694	$1.77	8/18/2026
Douglas Mckinnon	152,694	$1.77	8/18/2026
Douglas McKinnon	400,000	$1.30	12/5/2026
Byron Young	25,000	$1.30	12/5/2026
Dr. Hector Alila	25,000	$1.30	12/5/2026
Christopher Melton	25,000	$1.30	12/5/2026
Melanie Megna	25,000	$1.30	12/5/2026
Marissa Everhart	25,000	$1.30	12/5/2026
Douglas McKinnon	500,000	$0.76	12/29/2027
Dr. Hector Alila	50,000	$0.76	12/29/2027